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                                                                   EXHIBIT 10.26

                                 TAX AGREEMENT
                                 -------------

          THIS AGREEMENT, dated as of November 12, 1997, is entered into between Viacom Inc., a Delaware corporation ("Viacom"), and Spelling Entertainment Group Inc., a Delaware corporation ("SEGI").

                                R E C I T A L S
                                - - - - - - - -

          A. SEGI is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), which, together with any other corporations which may become members of such affiliated group, is referred to as the "SEGI Consolidated Group".

          B. Viacom is the common parent corporation of an affiliated group of corporations which, together with any other corporations which may become members of such affiliated group, but excluding members of the SEGI Consolidated Group, is referred to as the "Viacom Consolidated Group".

          C. On November 11, 1997, SEGI Holding Inc., an indirect wholly-owned subsidiary of Viacom, acquired stock of SEGI and thereby increased its equity interest in SEGI to amount which met the requirements of Section 1504(a)(2) of the Code; consequently, as of the date hereof the Viacom Consolidated Group and the SEGI Consolidated Group comprise a single affiliated group (the "Combined Consolidated Group") with Viacom as the common parent corporation.

          D. Viacom and SEGI desire to set forth in this Agreement certain matters relating to the inclusion of the SEGI Consolidated Group in the Combined
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     Consolidated Group, including the allocation of tax liabilities for years in which the SEGI Consolidated Group is so included and certain other matters relating to taxes.

          The parties agree as follows:

          1.  Filing of Consolidated Returns and Payment of Consolidated Tax
              --------------------------------------------------------------
     Liability.  For all taxable years in which Viacom files consolidated
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     federal income tax returns and is entitled to include the SEGI Consolidated
     Group in such returns under Sections 1501-1504, or successor provisions, of the Code, Viacom shall include the SEGI Consolidated Group in the consolidated federal income tax returns it files as the common parent corporation of the Combined Consolidated Group. Viacom, SEGI, and the
     other members of the Combined Consolidated Group shall file any and all consents, elections or other documents and take any other actions necessary or appropriate to effect the filing of such federal income tax returns.
     For all taxable years in which the SEGI Consolidated Group is included in the Combined Consolidated Group, Viacom shall pay the entire federal income tax liability of the Combined Consolidated Group and shall indemnify and hold harmless SEGI against any such liability; provided, however, that SEGI
                                                    --------  -------
     shall make payments to Viacom or receive payments from Viacom as provided in this Agreement in settlement of the SEGI Consolidated Group's share of the entire federal income tax liability of the Combined Consolidated Group.

          2.  Pro Forma SEGI Return.
              ---------------------

          For each taxable year of the SEGI Consolidated Group (which term shall throughout this Agreement include any short taxable year) for which Viacom files a consolidated federal income tax return that includes the SEGI Consolidated Group (a
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     "Combined Consolidated Return"), Viacom shall prepare a pro forma consolidated federal income tax return for the common parent corporation of the SEGI Consolidated Group (a "Pro Forma SEGI Return"). Except as
     otherwise provided herein, the Pro Forma SEGI Return for each taxable year shall be prepared as if SEGI filed a consolidated return on behalf of the SEGI Consolidated Group for such taxable year and all prior taxable years. The Pro Forma SEGI Return shall reflect any carryovers of net operating losses, net capital losses, excess tax credits, or other tax attributes from actual returns of the SEGI Consolidated Group for years prior to the SEGI Consolidated Group's inclusion in the Combined Consolidated Group ("Pre-Consolidation Years") and prior years' Pro Forma SEGI Returns which could have been utilized by the SEGI Consolidated Group if the SEGI Consolidated Group had never been included in the Combined Consolidated Group and all Pro Forma SEGI Returns (as defined above) had been actual returns, but otherwise shall not reflect carryover of any attributes from the Combined Consolidated Return. The Pro Forma SEGI Return shall be prepared in a manner that reflects all elections, positions, and methods used in the Combined Consolidated Return that must be applied on a consolidated basis and otherwise shall be prepared in a manner consistent with the Combined Consolidated Return; provided, however that SEGI may
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     deduct rather than credit foreign taxes on the Pro Forma SEGI Return to the extent that such foreign taxes can be utilized as credits on a current basis on the Combined Consolidated Return. The provisions of the Code that require consolidated computations, such as Sections 861, 1201-1212, and 1231, shall be applied separately to the SEGI Consolidated Group. Section 1.1502-13 of the Income Tax Regulations shall be
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     applied as if the SEGI Consolidated Group and the Viacom Consolidated Group
     were separate affiliated groups, except that the Pro Forma SEGI Return shall include any gains or losses recognized by the SEGI Consolidated Group on transactions within the SEGI Consolidated Group which must be taken into account pursuant to Section 1.1502-13 of the Income Tax Regulations and reflected on the Combined Consolidated Return if the SEGI Consolidated
     Group ceases to be included in the Combined Consolidated Group. For purposes of this Agreement, all determinations made as if the SEGI Consolidated Group had never been included in the Combined Consolidated Group and as if all Pro Forma SEGI Returns were actual returns shall reflect any actual short taxable years resulting from the SEGI Consolidated Group joining or leaving the Combined Consolidated Group.

          3.  Pro Forma SEGI Return Payments.
              ------------------------------

          For each taxable year for which a Combined Consolidated Return is filed, SEGI shall make periodic payments to Viacom in such amounts as determined by Viacom based upon the estimated tax payments that would be due from the SEGI Consolidated Group if it were not included in the Combined Consolidated Group no later than the dates on which payments of estimated tax would be due from the SEGI Consolidated Group if it were not included in the Combined Consolidated Group. The balance of the tax due for a taxable year shall be paid to Viacom no later than March 15 of the following year. SEGI shall pay to Viacom no later than the date on which a Combined Consolidated Return for any taxable year is filed an amount equal to the sum of (i) the federal income tax liability shown on the corresponding Pro Forma SEGI Return prepared for the taxable year and (ii) the additions to tax, if any,
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     under Section 6655 of the Code that would have been imposed on SEGI
     (treating the amount due to Viacom under (i) above as its federal income tax liability and treating any periodic payments to Viacom pursuant to the first sentence of this Section 3 as estimated payments under Section 6655 of the Code) and which result from the inaccuracy of any information provided by SEGI to Viacom pursuant to Section 5 hereof or from the failure of SEGI to provide any requested information, reduced by (iii) the sum of the amount of the periodic payments and the payment made on March 15, plus
     (iv) any interest and additions to tax (other than under Section 6655 of the Code) that would be due under the Code if the payments described above were actual payments of tax. If SEGI's total periodic payments to Viacom for any taxable year exceed the amount of its liability under the preceding sentence, Viacom shall refund such excess to SEGI within 30 days after filing the Combined Consolidated Return. For purposes of this Agreement, the term "federal income tax liability" means the tax imposed by Sections 11, 55 and 59A of the Code, or any successor provisions to such Sections. For purposes of this section 3, Viacom shall notify SEGI concerning the amount due from SEGI to Viacom no later than 5 business days prior to the date such payments are due and such payments shall not be considered due until the later of the due date described above or the fifth day from the notice from Viacom.

          4.  Carrybacks.
              ----------

          If a Pro Forma SEGI Return reflects a net operating loss, net capital loss, excess tax credits or other tax attributes ("Pro Forma SEGI Attributes") or if the Combined Consolidated Group has any such attributes that are attributable to the SEGI Consolidated Group ("Actual SEGI Attributes"), then, within 30 days after the
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     due date for the Combined Consolidated Return (taking into account any extensions thereof), Viacom shall pay to SEGI the excess, if any, of (i) the sum of (A) the refund which the SEGI Consolidated Group would have received as a result of the carryback of such Pro Forma SEGI Attributes to Pro Forma SEGI Returns for any taxable year or years in which the SEGI Consolidated Group is included in the Combined Consolidated Group and (B) any refund that would have been received as a result of a carryback of Pro Forma SEGI Attributes to any Pre-Consolidation Year (determined as if the SEGI Consolidated Group had never been included in the Combined Consolidated Group and Pro Forma SEGI Returns had been actual returns) over
     (ii) the amount of any refund actually received (and paid by Viacom to SEGI if such refund is received by Viacom) as a result of a carryback of any Actual SEGI Attributes to a Pre-Consolidation Year, or SEGI shall pay to Viacom the excess, if any, of the amount described in clause (ii) over the amount described in clause (i). All calculations of actual and deemed refunds pursuant to this Section 4 shall include interest computed as if SEGI had filed a claim for refund or an application for a tentative carryback adjustment pursuant to Section 6411(a) of the Code on the date on which the Combined Consolidated Return is filed.

          5.  Preparation of Tax Package and Other Financial Reporting
              --------------------------------------------------------
     Information.
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          SEGI shall provide to Viacom in a format determined by Viacom all information necessary to prepare the Combined Consolidated Return and the Pro Forma SEGI Return (the "Viacom Tax Package") as are communicated to SEGI by Viacom. The Viacom Tax Package shall be provided to Viacom on a timely basis
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     consistent with current practices of the Viacom Consolidated Group. SEGI shall also provide to Viacom current federal taxable income, current and deferred tax liabilities, tax reserve items, and any additional current or prior information required by Viacom on a timely basis consistent with current practices of the Viacom Consolidated Group as are communicated to SEGI by Viacom.

          6.  Returns, Audits, Refunds, Amended Returns, Litigation, and
              ----------------------------------------------------------
     Adjustments.
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          (a) Returns.  Viacom shall have exclusive and sole responsibility for
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     the preparation and filing of the Combined Consolidated Returns and any other returns, amended returns and other documents or statements required to be filed with the Internal Revenue Service in connection with the determination of the federal income tax liability of the Combined Consolidated Group.

          (b) Audits; Refund Claims.  Viacom will have exclusive and sole
              ---------------------
     responsibility and control with respect to the conduct of Internal Revenue Service examinations of the returns filed by the Combined Consolidated Group and any refund claims with respect thereto. SEGI shall cooperate with Viacom during the course of any such proceeding. Viacom shall give SEGI notice of and consult with SEGI with respect to any issues relating to items of income, deduction, gain, loss or credit of members of the SEGI Consolidated Group ("SEGI Consolidated Return Items").

          (c) Litigation.  If the federal income tax liability of the Combined
              ----------
     Consolidated Group becomes the subject of litigation in any court, the conduct of the litigation shall be controlled exclusively by Viacom. SEGI shall cooperate with
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     Viacom during the course of litigation, and Viacom shall consult with SEGI regarding any issues relating to SEGI Consolidated Return Items.

          (d) Expenses.  SEGI shall reimburse Viacom for all reasonable out-of-
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     pocket expenses (including, without limitation, legal, consulting, and accounting fees) incurred by Viacom in the course of proceedings described in paragraphs (b) and (c) of this Section to the extent such expenses are reasonably attributable to SEGI Consolidated Return Items.

          (e) Recalculation of Payments to Reflect Adjustments.  To the extent
              ------------------------------------------------
     that any audit, litigation or claim for refund with respect to a Combined Consolidated Return results in an additional payment of tax (including a payment of tax made preliminary to commencing a refund claim or litigation) or a refund of tax (any such additional payment or refund, an "Adjustment") relating to the treatment of a SEGI Consolidated Return Item, a corresponding adjustment shall be made to the corresponding Pro Forma SEGI Return.

          All calculations of payments made pursuant to Sections 3 and 4 of this Agreement shall be recomputed to reflect the effect of any Adjustments on the relevant Pro Forma SEGI Return. Within 5 days after any such Adjustment of an Pro Forma SEGI Return, SEGI or Viacom, as appropriate, shall make additional payments or refund payments to the other party reflecting such Adjustment, plus interest pursuant to Section 7 of this Agreement calculated as if payments by and to SEGI pursuant to Sections 3 and 4 of this Agreement and this Section 5 were payments and refunds of federal income taxes. SEGI shall further pay to Viacom the amount of any penalties or additions to tax incurred by the Combined Consolidated
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     Group as a result of an adjustment to any SEGI Consolidated Return Item.

          7.  Interest.
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          Interest required to be paid by or to SEGI pursuant to this Agreement shall, unless otherwise specified, be computed at the rate and in the manner provided in the Code for interest or underpayments and overpayments, respectively, of federal income tax for the relevant period. Any payments required pursuant to this Agreement which are not made within the time period specified in this Agreement shall bear interest at the rate provided in the Credit Agreement between Viacom and SEGI dated as of September 30, 1996, as amended from time to time.

          8.  Foreign, State and Local Income Taxes and other Taxes .
              ------------------------------------------------------

          Viacom shall have the responsibility for filing, or causing to be filed, all foreign, state or local income tax returns for the Combined Consolidated Group and for all the members thereof. In the case of foreign, state or local taxes based on or measured by the net income of the Combined Consolidated Group, or any combination of members thereof (other than solely with respect to members who are members of the Viacom Consolidated Group or the SEGI Consolidated Group) on a combined, consolidated or unitary basis, the provisions of Sections 1 through 7 of this Agreement with respect to sharing of federal income tax liability shall apply with equal force to such foreign, state or local tax whether or not the SEGI Consolidated Group is included in the Combined Consolidated Group for federal income tax purposes; provided, however, that interest pursuant to
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     Section 7 of this Agreement shall be computed at the rate and in the manner provided under such foreign, state or local law for interest on underpayments and overpayments of such tax for the relevant
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     period and references to provisions of the Code shall be deemed to be references to analogous provisions of state, local, and foreign law. Viacom shall have the sole and exclusive responsibility for determining if a combined, consolidated or unitary tax return should be filed for any foreign, state or local tax purpose. SEGI shall provide to Viacom separate legal entity reporting information with respect to any member of the SEGI Consolidated Group as required by Viacom and communicated to SEGI. SEGI shall reimburse Viacom for any tax liability due as a result of any member of the SEGI Consolidated Group which files a separate foreign, state or local tax return under terms consistent with Section 3 of this Agreement and for expenses (including, without limitation, legal consulting and accounting fees incurred by Viacom) with respect to any separate legal entity filing. Viacom shall have exclusive and sole responsibility and control of all foreign, state or local income tax audits and litigation with respect to any member of the SEGI Consolidated Group. Viacom will provide notice of and consult with SEGI with respect to any issue relating to such audits and litigation and SEGI will provide to Viacom any information necessary to conduct such audits and litigation. SEGI shall be responsible for filing tax returns relating to payroll, sales and use, property, withholding and similar taxes.

          9.  Confidentiality.
              ---------------

          Each of Viacom and SEGI agrees that any information furnished pursuant to this Agreement is confidential and, except as, and to the extent, required during the
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     course of an audit or litigation or other administrative or legal proceeding, shall not be disclosed to other persons.

          10.  Successors and Access to Information.
               ------------------------------------

          This Agreement shall be binding upon and inure to the benefit of any successor to any of the parties, by merger, acquisition of assets or otherwise, to the same extent as if the successor had been an original party to this Agreement. If for any taxable year the SEGI Consolidated Group is no longer included in the Combined Consolidated Group, Viacom and SEGI agree to provide to the other party tax information reasonably required to complete tax returns for taxable periods beginning after the SEGI Consolidated Group is no longer included in a Combined Consolidated Return, and each of Viacom and SEGI will cooperate with respect to any audits relating to a Combined Consolidated Return.

          11.  Governing Law.
               -------------

          This Agreement shall be governed by and construed in accordance with the laws of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

          12.  Headings.
               --------

          The headings in this Agreement are for convenience only and shall not be deemed for any purpose to constitute a part or to affect the interpretation of this
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     Agreement.

          13.  Counterparts.
               ------------

          This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

          14.  Severability.
               ------------

          If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent practicable. In any event, all other provisions of this Agreement shall be deemed valid, binding, and enforceable to their full extent.

          15.  Termination.
               -----------

          Unless otherwise agreed by the parties, this Agreement shall remain in force and be binding so long as the period of assessments under the Code remains unexpired for any taxable year during which the SEGI Consolidated Group is included in a Combined Consolidated Return; provided, however,
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     that, except as expressly provided in Section 4 with respect to Pre-
     Consolidation Years, neither Viacom nor SEGI shall have any liability to the other party with respect to tax liabilities for taxable years in which the SEGI Consolidated Group is not included in
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     the Combined Consolidated Returns.

          16.  Successor Provisions
               --------------------

          Any reference herein to any provisions of the Code or Treasury Regulations shall be deemed to include any amendments or successor provisions thereto as appropriate.

          IN WITNESS WHEREOF, each of the parties of this Agreement has caused this Agreement to be executed by its duly authorized officer on this date of November 12, 1997.

                              Viacom Inc.

                              By: /s/ John V. Berna
                                  -----------------
                                  Name:   John V. Berna
                                  Title:  Vice President, Taxes


                              Spelling Entertainment Group Inc.

                              By: /s/ Ross G. Landsbaum
                                  ---------------------
                                  Name:   Ross G. Landsbaum
                                  Title:  Vice President, Finance &
                                          Business Development &
                                          Treasurer